Filed pursuant to Rule 424(b)(5)
Registration No. 333- 181056

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 7, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 11, 2012)

Shares

CPI Aerostructures, Inc.

Common Stock

We are offering        shares of our common stock and the selling shareholders named herein are offering an additional        shares of our common stock in this offering. Our common stock is traded on the NYSE MKT under the symbol “CVU.” On June 6, 2012, the last reported sale price of our common stock was $14.13 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional        shares of common stock from it to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Proceeds to selling shareholders, before expenses	$	$	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-15 of this prospectus supplement for additional information.

We will not receive any of the proceeds from the sale of shares by the selling shareholders. We will, however, receive the aggregate exercise price of $        with respect to        shares being offered by a selling shareholder that will be acquired by him upon the exercise of options in connection with the offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about        , 2012.

The date of this prospectus supplement is        , 2012

Sole Book-Running Manager

Roth Capital Partners

Co-Managers

EarlyBirdCapital, Inc.	Noble Financial Capital Markets

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-5
NOTE ON FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-8
CAPITALIZATION	S-8
SELLING SHAREHOLDERS	S-9
DESCRIPTION OF COMMON STOCK	S-10
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS	S-11
UNDERWRITING	S-15
LEGAL MATTERS	S-19
EXPERTS	S-19
WHERE YOU CAN FIND MORE INFORMATION	S-20

ACCOMPANYING PROSPECTUS
ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	3
NOTE ON FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
SELLING SHAREHOLDERS	4
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF UNITS	17
LEGAL OWNERSHIP OF SECURITIES	17
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-181056) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $20,000,000 and the selling shareholders may, from time to time, sell up to 817,617 shares of common stock. The accompanying prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the accompanying prospectus.

This prospectus supplement provides specific details regarding this offering of shares of common stock by us and by the selling shareholders, including the purchase price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus supplement to “CPI Aero®”, “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

CPI Aerostructures, Inc.

General

We are engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces, either as a prime contractor or as a subcontractor to other defense prime contractors. We also act as a subcontractor to prime aircraft manufacturers in the production of commercial aircraft parts. Our strategy for growth has been focused primarily as a subcontractor for defense prime contractors. Due to our success as a subcontractor to defense prime contractors we have pursued opportunities to increase our commercial subcontracting business.

We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc. We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992. In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company. Our principal office is located at 91 Heartland Blvd., Edgewood, New York 11717 and our telephone number is (631) 586-5200.

We maintain a website at www.cpiaero.com. Information contained on our website or accessed through our website does not constitute a part of this prospectus.

Overview of Our Business

As a subcontractor to leading defense prime contractors such as Northrop Grumman Corporation (“NGC”), The Boeing Company (“Boeing”), Lockheed Martin Corporation (“Lockheed”), Sikorsky Aircraft Corporation (“Sikorsky”) and Bell Helicopter, we deliver various pods and modular and structural assemblies for military aircraft such as the E-2D “Hawkeye” surveillance aircraft, UH-60 “Black Hawk” helicopter, the A-10 “Thunderbolt” attack jet, the MH-60S mine counter measure helicopter and the C-5A “Galaxy” cargo jet. Seventy seven percent (77%), 73% and 43% of our revenue in 2011, 2010 and 2009, respectively, was generated by subcontracts with defense prime contractors.

We also operate as a subcontractor to prime contractors, including Sikorsky and Spirit AeroSystems, Inc. (“Spirit”), in the production of commercial aircraft parts. For Spirit we deliver leading edges for the G650 executive jet. For Sikorsky, we deliver various kits and assemblies for the S-92 civilian helicopter. Fourteen percent (14%), 17% and 29% of our revenue in 2011, 2010 and 2009, respectively, was generated by commercial contract sales.

Additionally, we perform as a prime contractor supplying structural aircraft parts to the U.S. Government. In this role, we have delivered skin panels, leading edges, flight control surfaces, engine components, wing tips, cowl doors, nacelle assemblies and inlet assemblies for military aircraft such as the C-5A cargo jet, the T-38 “Talon” jet trainer, the C-130 “Hercules” cargo jet, the A-10 attack jet, and the E-3 “Sentry” AWACS jet. Nine percent (9%), 10% and 28% of our revenue in 2011, 2010 and 2009, respectively, was generated by prime government contract sales.

We have over 30 years of experience as a contractor, completing over 2,500 contracts to date. Most members of our management team have held management positions at large aerospace contractors, including NGC, Lockheed and The Fairchild Corporation. Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products. While the larger prime contractors compete for significant modification awards and subcontract components to other suppliers, they generally do not compete for awards for smaller modifications or spare and repair parts, even for planes for which they are the original manufacturer. We qualify as a “small business” in connection with U.S. government contract awards because we have less than 1,000 employees, and this allows us to compete for military awards set aside for companies with this small business status.

Significant Contracts

Some of our significant contracts are as follows:

Military Aircraft – Subcontracts with Prime Contractors

E-2D “Hawkeye”. The NGC E-2 Hawkeye is an all-weather, aircraft carrier-based tactical Airborne Early Warning (AEW) aircraft. The twin turboprop aircraft was designed and developed in the 1950s by Grumman for the United States Navy as a replacement for the E-1 Tracer. The United States Navy aircraft has been progressively updated with the latest variant, the E-2D, first flying in 2007. In 2008, we received an initial $7.9-million order from NGC to provide structural kits for the E-2D. We value the long-term agreement at approximately $98 million over an eight-year period, with the potential to be in excess of $195 million over the life of the aircraft program. The cumulative orders we have received on this program through January 2012 exceed $34 million.

S-1

A-10 “Thunderbolt”. The A-10 Thunderbolt II is a single-seat, twin-engine, straight-wing jet aircraft developed by Fairchild-Republic for the United States Air Force to provide close air support of ground forces by attacking tanks, armored vehicles, and other ground targets with a limited air interdiction capability. It is the first U.S. Air Force aircraft designed exclusively for close air support. The A-10’s official name comes from the Republic P-47 Thunderbolt of World War II, a fighter that was particularly effective at close air support. The A-10 is more commonly known by its nickname “Warthog” or simply “Hog”. In 2008, we received an initial order of $3.2 million from the Boeing Integrated Defense Systems unit of The Boeing Company (“Boeing”) in support of its $2 billion award to produce up to 242 enhanced wings for the A-10. The cumulative orders we have received on this program through January 2012 exceed $47 million.

Commercial Aircraft – Subcontracts with Prime Contractors

Gulfstream G650. In March 2008, Spirit awarded us a contract to provide Spirit with leading edges for the Gulfstream G650 business jet, a commercial program that Spirit is supporting. During 2009, we renegotiated the unit pricing for add-on work, engineering changes and tooling charges with Spirit for this multi-year contract. As a result of this renegotiation, we estimate the value of this contract to be approximately $46.9 million. In addition, the tooling portion of this contract of approximately $5.6 million was paid in four installments through July 2011. The cumulative orders we have received on this program through January 2012 exceed $41 million.

Military Aircraft – Prime Contracts with U.S. Government

C-5A “Galaxy”. The C-5A Galaxy cargo jet is one of the largest aircraft in the world and can carry a maximum cargo load of 270,000 pounds. Lockheed delivered the first C-5A in 1970. The C-5A Galaxy carries fully equipped combat-ready military units to any point in the world on short notice and then provides field support to sustain the fighting force. The Air Force has created a comprehensive program to ensure the capabilities of its C-5A fleet until 2040. We are one of the leading suppliers of structural spare parts and assemblies for the C-5A aircraft. We assemble numerous C-5A parts, including panels, slats, spoilers and wing-tips and are the only supplier of C-5A wing-tips to the U.S. government. Like the C-5A itself, the wing-tip is a large structure and is expensive – costing up to $750,000 for each replacement piece. Our first C-5A contract was approximately $590,000 of structural spares and was awarded in 1995. In 2004, the Air Force awarded us a seven-year TOP contract to build an assortment of parts for the C-5A, including wing tips and panels. The ordering period for the C-5 TOP contract ended in May of 2011. Since 1995, we have received releases under contracts for C-5A parts aggregating approximately $103 million, including $45.5 million from the TOP contract.

Marketing and New Business

From the beginning of the current fiscal year through May 4, 2012, we received approximately $32.2 million of new contract awards, which included approximately $0.2 million of government prime contract awards, approximately $31.4 million of government subcontract awards and approximately $0.6 million of commercial subcontract awards, compared to a total of $46.8 million of new contract awards, of all types, in the same period last year.

Included in new contract awards are:

•	$12.7 million purchase order from Boeing for assemblies on the A-10 aircraft.

•	$10.7 million order from Goodrich Corporation for the supply of structural aerospace assemblies. In addition, we will have, for the first time in our history, design authority for design modifications to the structure it is manufacturing.

S-2

We have approximately $952 million in formalized bids outstanding as of May 4, 2012 and continue to make bids on contracts on a weekly basis. Unawarded solicitations include two bids totaling approximately $647 million to an international aerospace company for work on the Boeing 787. While we cannot predict the probability of obtaining or the timing of awards, some of these outstanding proposals are significant in amount.

While historically our direct U.S. Government work has typically ranged from six months to two years, our major subcontract awards for the E-2D, A-10 and G650 average a seven year life. Except in cases where contract terms permit us to bill on a progress basis, we must incur upfront costs in producing assemblies, amortize the costs and bill our customers upon delivery. Because of the upfront costs incurred, the timing of our billings and the nature of the percentage-of-completion (“POC”) method of accounting described below, there can be a significant disparity between the periods in which (a) costs are expended, (b) revenue and earnings are recorded and (c) cash is received.

S-3

The Offering

Common stock offered by us(1)	shares

Common stock offered by the selling shareholders	shares

Common stock to be outstanding after this offering(1)(2)	shares

Underwriters’ over-allotment option	We have granted the underwriters an option to buy up to an additional shares of common stock to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of common stock by us in this offering to fund working capital and for other general corporate purposes. In addition, under the terms of our credit facility with Sovereign Bank, we are required to use at least 25% of the net proceeds from the offering to pay down our revolving loan from the bank, although we may elect to pay down more. Any amount by which the loan is paid down will immediately become available to be re-borrowed. We will not receive any of the proceeds from the sale of shares by the selling shareholders. We will, however, receive the aggregate exercise price of $ with respect to shares being offered by certain of the selling shareholders that will be acquired by them upon the exercise of options in connection with the offering. We intend to use such funds in the same manner as described above, except that we will not be obligated to use at least 25% of the aggregate exercise price to pay down our revolving loan from Sovereign Bank. See the section entitled “Use of Proceeds” on page S-7.

NYSE MKT symbol	CVU

Risk Factors	See the section entitled “Risk Factors” beginning on page S-5 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

(1)	Assumes no exercise by the underwriters of their over-allotment option.

(2)	Based on 7,007,719 shares of common stock outstanding as of June 6, 2012. Excludes 680,517 shares of common stock subject to outstanding options as more fully described in the section entitled “Description of Common Stock.”

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option, is based on the number of shares of common stock outstanding as of June 6, 2012 and excludes 680,517 shares of common stock subject to outstanding options.

S-4

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein as set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Under the terms of our credit facility with Sovereign Bank, we are required to use 25% of the net proceeds from the offering to pay down a portion of our revolving loan from the bank. Such amounts will immediately become available to be re-borrowed. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

We may issue additional shares of capital stock in the future, which would increase the number of shares eligible for future resale in the public market and may result in dilution to our shareholders.

As of June 6, 2012, we had 7,007,719 shares of common stock subject to outstanding options, as more fully described in the section entitled “Description of Common Stock.” In addition, we are not restricted from issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock, except as described in the section entitled “Underwriting.” Because we may need to raise additional capital in the future to continue to expand our business, among other things, we may conduct additional equity offerings. To the extent our outstanding options are exercised or we conduct additional equity offerings, additional shares of our common stock will be issued, which will increase the number of shares eligible for resale in the public market and may result in dilution to our shareholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

S-5

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future.

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, under the terms of our credit facility with Sovereign Bank, we are restricted from paying cash dividends. As a result, capital appreciation, if any, of our common stock will be our shareholders’ sole source of potential gain for the foreseeable future.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorize our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

Anti-takeover provisions in our organizational documents and in New York law could delay a change in management and limit our share price or otherwise make a change in our management more difficult.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us even if such a change in control would increase the value of our common stock and could prevent or hinder attempts by our shareholders to replace or remove our current board of directors or management.

We have a number of provisions in place that will hinder takeover attempts and could reduce the market value of our common stock or prevent sale at a premium. These provisions include:

•	the authorization of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences in a manner that could delay or prevent a transaction or a change in control;

•	a provision providing that shareholders may act by written consent without a meeting only if such written consent is signed by all shareholders;

•	a provision that specifies that special meetings of our shareholders can be called only by our board of directors or our chairman of the board, if one has been elected, or our president;

•	the division of our board of directors into three classes, only one of which is elected annually; and

•	advance notice requirements by shareholders for director nominations and actions to be taken at annual meetings.

In addition, because we are incorporated in New York, we are governed by the provisions of Section 912 of the New York Business Corporation Law, which generally prohibits a New York corporation from engaging in any of a broad range of business combinations with an “interested” shareholder for a period of five years following the date on which the shareholder became an “interested” shareholder. See the section entitled “Description of Capital Stock—Provisions of New York Law and Our Charter and Bylaws” in the accompanying base prospectus.

S-6

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions. We cannot guarantee future results, levels of activities, performance or achievements. Our actual results could differ materially from these forward-looking statements for many reasons, including as a result of those risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement. Important factors, among others, that may affect our actual results include:

•	changes in the expense and revenue estimates used in our percentage-of-completion method of accounting;

•	any suspension of or prohibition on our contracting with the Federal government;

•	changes in Federal funding that affect our projects;

•	changes in priorities in the Federal government due to military transformation and planning and/or the nature of war-related activity;

•	the ability of the Federal government to terminate contracts, in whole or in part, without prior notice, for convenience;

•	the time and expense of the Federal government’s competitive bidding process;

•	environmental regulation at the Federal, state and local levels;

•	regulation by the Federal Aviation Administration under the provisions of the Federal Aviation Act of 1958, as amended;

•	reliance on subcontractors to perform a portion of the services that we must provide to our customers;

•	increased costs on our fixed price contracts;

•	differences between contract value and revenue received with respect to our backlog;

•	our ability to attract and retain highly qualified senior officers and engineers;

•	our ability to obtain sufficient credit lines;

•	the cyclical nature of the commercial aerospace industry; and

•	the unpredictable nature of new programs and new technologies.

We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

S-7

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $        million (or $              million assuming the over-allotment option is exercised in full), after deducting underwriting discounts and commissions and an aggregate of $        in estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of common stock by us in this offering to fund working capital and for other general corporate purposes. In addition, under the terms of our credit facility with Sovereign Bank, we are required to use at least 25% of the net proceeds from the offering to pay down our revolving loan from the bank, although we may elect to pay down more. Any amount by which the loan is paid down will immediately become available to be re-borrowed.

The credit facility provides for a revolving loan of up to $18.0 million that matures on August 31, 2014 and bears interest 2.75% in excess of the LIBOR rate or the bank’s prime rate, as selected by us in accordance with the terms of the facility. As of June 6, 2012, the balance of the revolving loan was $17.6 million. The credit facility also provides for a $3.0 million term loan, or term loan “A,” that matures on November 1, 2013 and a $4.5 million term, or term loan “B,” that matures on March 9, 2017. Each of the term loans amortizes over approximately five years. We entered into swap arrangements with the bank with respect to each term loan, as a result of which term loan A bears interest at 5.8% and term loan B bears interest at 4.11%. As of June 6, 2012, the balance of term loan A was $850,000 and the balance of term loan B was $4.36 million.

Pending use of the net proceeds of this offering, we intend to invest the net proceeds in accordance with our investment policy guidelines, which currently provide for investment of funds in cash equivalents, money market funds and U.S. government obligations.

We will not receive any of the proceeds from the sale of shares by the selling shareholders. We will, however, receive the aggregate exercise price of $        with respect to              shares being offered by a selling shareholder that will be acquired by him upon the exercise of options in connection with the offering. We intend to use such funds in the same manner as described above, except that we will not be obligated to use at least 25% of the aggregate exercise price to pay down our revolving loan from Sovereign Bank.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2012 on an actual basis and on an as adjusted basis after giving effect to the sale by us of the              shares of common stock offered hereby at an offering price of $        and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying prospectus from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012.

	As of March 31, 2012
	Actual	As Adjusted
	(Audited)	(Unaudited)
Shareholders’ equity:
Common stock, $.001 par value: authorized 50,000,000 shares, issued 7,007,719 and shares, respectively, and outstanding 7,007,719 and shares, respectively	$7,008	$
Additional paid-in capital	35,058,081
Retained earnings	21,754,172	21,754,172
Accumulated other comprehensive loss	(47,050)	(47,050)
Total shareholders’ equity	$56,772,211	$

S-8

SELLING SHAREHOLDERS

The following table sets forth the named of the selling shareholders, the number of shares beneficially owned by them prior to this offering, the number of shares that the selling shareholders are offering pursuant to this prospectus and the number of shares and percentage of outstanding shares of common stock to be beneficially owned by them after this offering, assuming that the        shares of our common stock offered by the selling shareholders, in the aggregate, have been sold.

The percentage of common stock owned after the offering by each selling shareholder was calculated based on 7,007,719 shares of our common stock outstanding as of June 6, 2012.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to the Offering*	Number of Shares of Common Stock Offered in the Offering**	Number of Shares of Common Stock Owned After the Offering**	Percentage of Common Stock Owned After the Offering
Harvey J. Bazaar(1)	137,689
Edward J. Fred(2)	371,339
Douglas McCrosson(3)	78,209
Kenneth McSweeney(4)	79,949
Vincent Palazzolo(5)	91,995
Walter Paulick(6)	66,319

*	Except as otherwise indicated by footnote, each selling shareholder has sole voting and dispositive power with respect to all of the shares of common stock beneficially owned by such selling shareholder.

**	The selling shareholders are not offering any shares pursuant to the underwriters’ over-allotment option.

(1)	Mr. Bazaar is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Bazaar prior to the offering includes 112,689 shares that Mr. Bazaar has the right to acquire upon exercise of options.

(2)	Mr. Fred is our chief executive officer and president and a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Fred prior to the offering includes 100,000 shares that Mr. Fred has the right to acquire upon exercise of options and 162,864 shares pledged as security in a margin account.

(3)	Mr. McCrosson is our chief operating officer. The number of shares of common stock beneficially owned by Mr. McCrosson prior to the offering includes 75,000 shares that Mr. McCrosson has the right to acquire upon exercise of options. Mr. McCrosson is offering by this prospectus of the shares subject to options.

(4)	Mr. McSweeney is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. McSweeney prior to the offering includes 45,640 shares that Mr. McSweeney has the right to acquire upon exercise of options.

S-9

(5)	Mr. Palazzolo is our chief financial officer. The number of shares of common stock beneficially owned by Mr. Palazzolo prior to the offering includes 75,000 shares that Mr. Palazzolo has the right to acquire upon exercise of options.

(6)	Mr. Paulick is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Paulick prior to the offering includes 45,640 shares that Mr. Paulick has the right to acquire upon exercise of options.

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering,              shares of common stock will be outstanding. An additional 680,517 shares of common stock are subject to outstanding options as of June 6, 2012. The options were issued by us to employees, non-employee directors and consultants of ours at exercise prices ranging from $5.50 to $15.27 per share with a weighted average exercise price of $8.65 per share and a weighted average remaining contractual life of 2.74 years.

For a description of our common stock, please see “Description of Capital Stock” in the accompanying prospectus.

S-10

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR

NON-U.S. HOLDERS

The following discussion describes material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of our common stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (the “Regulations”), and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences materially different from those summarized below.

This summary assumes that our common stock is and will be held as a capital asset. This summary does not address the tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any foreign, state or local jurisdiction. In addition, this summary does not purport to address all tax considerations that may be applicable to a particular holder’s circumstances or to holders that may be subject to special tax rules, including, without limitation, holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, tax-exempt organizations, dealers, brokers or traders in securities, currencies or commodities, holders that elect to use a mark-to-market method of accounting for their securities holdings, controlled foreign corporations, passive foreign investment companies, U.S. persons, former U.S. citizens or long-term residents, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities for U.S. federal income tax purposes or investors therein, holders holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” other “synthetic security” or integrated transaction, or other risk-reduction transaction, holders deemed to sell our common stock under the constructive sale provisions of the Code, current or former holders, directly, indirectly or constructively, of five percent or more of our common stock or holders who acquired our common stock through the exercise of employee stock options or otherwise as compensation.

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For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes:

(i)	an individual who is a citizen or resident of the United States;

(ii)	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)	a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of common stock (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or other owner generally will depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that is considering purchasing common stock, you should consult your tax advisor regarding the tax consequences relating to the purchase, ownership and disposition of our common stock.

Dividends. We currently do not pay dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Dividends paid to you, if any, generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, if required by an applicable tax treaty, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. Holder. Special certification and disclosure requirements, including the completion of Internal Revenue Service (“IRS”) Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty with respect to the withholding tax on dividends, you will be required to complete IRS Form W-8BEN (or any successor form) and certify under penalties of perjury that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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Sale or Exchange of Common Stock. Except as disclosed under “FATCA” below, you generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to your U.S. permanent establishment;

•	you are an individual and are present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale or other disposition under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits at a rate of 30%, or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Under certain circumstances, the Regulations require information reporting and backup withholding on certain payments on common stock.

U.S. backup withholding tax (currently at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. Dividends on common stock paid to a Non-U.S. Holder will generally be exempt from backup withholding, provided the Non-U.S. Holder meets applicable certification requirements, including providing a correct and properly executed IRS Form W-8BEN (or any successor form) or otherwise establishing an exemption. We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the U.S. federal withholding tax withheld with respect to those dividends, regardless of whether withholding is reduced or eliminated by an applicable tax treaty.

Under the Regulations, payments of proceeds from the sale of our common stock effected through a foreign office of a broker generally are not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with significant U.S. ownership or that is engaged in a U.S. trade or business, then information reporting (but not backup withholding) will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is a Non-U.S. Holder or is otherwise entitled to an exemption (and the broker has no knowledge or reason to know to the contrary), and other applicable certification requirements are met. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. Information reporting and backup withholding generally will apply to payments of proceeds from the sale of our common stock effected through a U.S. office of any U.S. or foreign broker, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption.

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Backup withholding does not represent an additional income tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the IRS.

FATCA. Recent legislation generally imposes withholding at a rate of 30% on payments to certain foreign entities (including financial intermediaries), including dividends on and the gross proceeds from dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the beneficial owner certification requirements described above have been satisfied (generally relating to ownership by U.S. persons of interests in or accounts with those entities). Recently released proposed Regulations defer this withholding obligation until January 1, 2014 for payments of dividends on U.S. common stock and until January 1, 2015 for gross proceeds from dispositions of U.S. common stock. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Additional Tax on Investment Income. For taxable years beginning after December 31, 2012, certain persons, including certain individuals, estates and trusts that do not qualify as “nonresident aliens” within the meaning of Section 1411 of the Code and whose income exceeds certain thresholds, will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from the disposition of property (other than property held in a trade or business). The term “nonresident alien” is not defined in Section 1411 or elsewhere in the Code, and it is unclear whether the term refers only to nonresident alien individuals or whether the term also includes foreign estates and trusts. Accordingly, Non-U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of the additional tax on investment income on their ownership and disposition of our common stock.

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UNDERWRITING

We and the selling shareholders have entered into an underwriting agreement with Roth Capital Partners, LLC, or Roth Capital, EarlyBirdCapital, Inc., or EarlyBirdCapital and Noble Financial Capital Markets, or Noble Financial with respect to the shares in this offering. We refer to Roth Capital, EarlyBirdCapital and Noble Financial together as the underwriters. Under the terms and subject to the conditions contained in the underwriting agreement, we and the selling shareholders have agreed to sell to the underwriters, and the underwriters have agreed to purchase from them,              shares of our common stock.

Under the terms and subject to the conditions contained in the underwriting agreement, we and the selling shareholders have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC
EarlyBirdCapital, Inc. Noble Financial Capital Markets

Total

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The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters propose to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. After the offering, these figures may be changed by the underwriters.

We have granted the underwriters an option to buy up to an additional              shares of common stock from it to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting discounts and commissions are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters in this offering assuming both no exercise and full exercise of the over-allotment option:

	No Exercise of Over-Allotment	Full Exercise of Over-Allotment
Paid by us:
Per share	$	$
Total	$	$
Paid by selling shareholders:
Per share	$	$
Total	$	$

We also will reimburse Roth Capital for certain expenses of the underwriters (including, but not limited to, reasonable fees and disbursements of counsel to the underwriters) in an amount not in excess of $50,000. The selling shareholders will bear a pro rata portion of the underwriting discounts and commissions as set forth in the table above. We will bear all other expenses of this offering. We expect that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $              .

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

We and each of our directors and executive officers and Crescendo Partners II, L.P. Series L are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, issuing, selling, contracting to sell, lending, assigning, encumbering, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Roth Capital. The lock-up agreements do not prohibit our directors and executive officers and Crescendo Partners II, L.P. Series L from transferring shares of common stock for bona fide estate or tax planning purposes, subject to certain requirements.

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The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement, from selling shares to the underwriters pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans that will not be exercisable during the lock-up period.

The 90-day lock-up period, or in the case of our Chairman of the Board and Crescendo Partners II, L.P. Series L the 60-day lock-up period, in the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth Capital waives the extension in writing.

The Company and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is quoted on the NYSE MKT under the symbol “CVU.”

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

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United Kingdom. Each of the underwriters has represented and agreed that:

•	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended), or the FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

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•	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Information. This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web site maintained by the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

From time to time in the ordinary course of their respective businesses, the underwriters and certain of their affiliates may have in the past or may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates for which they were paid, or may in the future be paid, customary fees.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Graubard Miller, New York, New York. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of J.H. Cohn, LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement. It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 14, 2012);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (filed on May 9, 2012);

•	Current Reports on Form 8-K dated March 7, 2012 (filed on March 7, 2012), March 9, 2012 (filed on March 12, 2012) and May 8, 2012 (filed on May 8, 2012);

•	Proxy Statement filed on April 30, 2012, used in connection with the annual meeting of shareholders on June 12, 2012; and

•	Registration Statement on Form 8-A, dated September 1, 2000 (filed on September 1, 2000), registering our common stock, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, telephone (631) 586-5200.

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Prospectus

CPI AEROSTRUCTURES, INC.

$20,000,000
of Common Stock, Preferred Stock, Warrants, Debt Securities and Units
Offered by the Company

and

817,167 Shares
of Common Stock
Offered by Selling Shareholders

By this prospectus, we may offer and sell from time to time, in one or more offerings, our common stock, preferred stock, warrants, debt securities and units, which we sometimes refer to collectively as the “shelf securities,” at an aggregate initial offering price not to exceed $20,000,000. In addition, by this prospectus, selling shareholders may offer and sell from time to time, in one or more offerings, up to 817,167 shares of our common stock, which we sometimes refer to as the “resale shares.” The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We and the selling shareholders may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we and the selling shareholders will sell the securities. The prospectus supplement also will set forth the price to the public of such securities and the net proceeds we and the selling shareholders expect to receive from the sale of the securities. We will not receive any of the proceeds from the sale of resale shares by the selling shareholders.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities to be sold. You should read this prospectus and any prospectus supplements carefully before you invest.

Our common stock is listed for trading on the NYSE Amex under the symbol “CVU.” On April 25, 2012, the last reported sale price of our common stock was $16.00.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 3 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	3
NOTE ON FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
SELLING SHAREHOLDERS	4
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF UNITS	17
LEGAL OWNERSHIP OF SECURITIES	17
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to $20,000,000. The selling shareholders may, from time to time, offer and resell up to an aggregate of 817,167 resale shares.

This prospectus provides you with a general description of the shelf securities we may offer and the resale shares the selling shareholders may offer. Each time securities are sold by us or the selling shareholders, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “CPI Aero®,” the “Company” and “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

THE COMPANY

General

We are engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces, either as a prime contractor or as a subcontractor to other defense prime contractors. We also act as a subcontractor to prime aircraft manufacturers in the production of commercial aircraft parts. Our strategy for growth has been focused primarily as a subcontractor for defense prime contractors. Due to our success as a subcontractor to defense prime contractors we have pursued opportunities to increase our commercial subcontracting business.

We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc. We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992. In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company. Our principal office is located at 91 Heartland Blvd., Edgewood, New York 11717 and our telephone number is (631) 586-5200.

We maintain a website at www.cpiaero.com. Information contained on our website or accessed through our website does not constitute a part of this prospectus.

Overview of Our Business

As a subcontractor to leading defense prime contractors such as Northrop Grumman Corporation (“NGC”), The Boeing Company (“Boeing”), Lockheed Martin Corporation (“Lockheed”), Sikorsky Aircraft Corporation (“Sikorsky”) and Bell Helicopter, we deliver various pods and modular and structural assemblies for military aircraft such as the E-2D “Hawkeye” surveillance aircraft, UH-60 “Black Hawk” helicopter, the A-10 “Thunderbolt” attack jet, the MH-60S mine counter measure helicopter and the C-5A “Galaxy” cargo jet. Seventy seven percent (77%), 73% and 43% of our revenue in 2011, 2010 and 2009, respectively, was generated by subcontracts with defense prime contractors.

1

We also operate as a subcontractor to prime contractors, including Sikorsky and Spirit AeroSystems, Inc. (“Spirit”), in the production of commercial aircraft parts. For Spirit we deliver leading edges for the G650 executive jet. For Sikorsky, we deliver various kits and assemblies for the S-92 civilian helicopter. Fourteen percent (14%), 17% and 29% of our revenue in 2011, 2010 and 2009, respectively, was generated by commercial contract sales.

Additionally, we perform as a prime contractor supplying structural aircraft parts to the U.S. Government. In this role, we have delivered skin panels, leading edges, flight control surfaces, engine components, wing tips, cowl doors, nacelle assemblies and inlet assemblies for military aircraft such as the C-5A cargo jet, the T-38 “Talon” jet trainer, the C-130 “Hercules” cargo jet, the A-10 attack jet, and the E-3 “Sentry” AWACS jet. Nine percent (9%), 10% and 28% of our revenue in 2011, 2010 and 2009, respectively, was generated by prime government contract sales.

We have over 30 years of experience as a contractor, completing over 2,500 contracts to date. Most members of our management team have held management positions at large aerospace contractors, including NGC, Lockheed and The Fairchild Corporation. Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products. While the larger prime contractors compete for significant modification awards and subcontract components to other suppliers, they generally do not compete for awards for smaller modifications or spare and repair parts, even for planes for which they are the original manufacturer. We qualify as a “small business” in connection with U.S. government contract awards because we have less than 1,000 employees, and this allows us to compete for military awards set aside for companies with this small business status.

Significant Contracts

Some of our significant contracts are as follows:

Military Aircraft – Subcontracts with Prime Contractors

E-2D “Hawkeye”. The NGC E-2 Hawkeye is an all-weather, aircraft carrier-based tactical Airborne Early Warning (AEW) aircraft. The twin turboprop aircraft was designed and developed in the 1950s by Grumman for the United States Navy as a replacement for the E-1 Tracer. The United States Navy aircraft has been progressively updated with the latest variant, the E-2D, first flying in 2007. In 2008, we received an initial $7.9-million order from NGC to provide structural kits for the E-2D. We value the long-term agreement at approximately $98 million over an eight-year period, with the potential to be in excess of $195 million over the life of the aircraft program. The cumulative orders we have received on this program through January 2012 exceed $34 million.

A-10 “Thunderbolt”. The A-10 Thunderbolt II is a single-seat, twin-engine, straight-wing jet aircraft developed by Fairchild-Republic for the United States Air Force to provide close air support of ground forces by attacking tanks, armored vehicles, and other ground targets with a limited air interdiction capability. It is the first U.S. Air Force aircraft designed exclusively for close air support. The A-10’s official name comes from the Republic P-47 Thunderbolt of World War II, a fighter that was particularly effective at close air support. The A-10 is more commonly known by its nickname “Warthog” or simply “Hog”. In 2008, we received an initial order of $3.2 million from the Boeing Integrated Defense Systems unit of The Boeing Company (“Boeing”) in support of its $2 billion award to produce up to 242 enhanced wings for the A-10. The cumulative orders we have received on this program through January 2012 exceed $47 million.

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Commercial Aircraft – Subcontracts with Prime Contractors

Gulfstream G650. In March 2008, Spirit awarded us a contract to provide Spirit with leading edges for the Gulfstream G650 business jet, a commercial program that Spirit is supporting. During 2009, we renegotiated the unit pricing for add-on work, engineering changes and tooling charges with Spirit for this multi-year contract. As a result of this renegotiation, we estimate the value of this contract to be approximately $46.9 million. In addition, the tooling portion of this contract of approximately $5.6 million was paid in four installments through July 2011. The cumulative orders we have received on this program through January 2012 exceed $41 million.

Military Aircraft – Prime Contracts with U.S. Government

C-5A “Galaxy”. The C-5A Galaxy cargo jet is one of the largest aircraft in the world and can carry a maximum cargo load of 270,000 pounds. Lockheed delivered the first C-5A in 1970. The C-5A Galaxy carries fully equipped combat-ready military units to any point in the world on short notice and then provides field support to sustain the fighting force. The Air Force has created a comprehensive program to ensure the capabilities of its C-5A fleet until 2040. We are one of the leading suppliers of structural spare parts and assemblies for the C-5A aircraft. We assemble numerous C-5A parts, including panels, slats, spoilers and wing-tips and are the only supplier of C-5A wing-tips to the U.S. government. Like the C-5A itself, the wing-tip is a large structure and is expensive – costing up to $750,000 for each replacement piece. Our first C-5A contract was approximately $590,000 of structural spares and was awarded in 1995. In 2004, the Air Force awarded us a seven-year TOP contract to build an assortment of parts for the C-5A, including wing tips and panels. The ordering period for the C-5 TOP contract ended in May of 2011. Since 1995, we have received releases under contracts for C-5A parts aggregating approximately $103 million, including $45.5 million from the TOP contract.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions. We cannot guarantee future results, levels of activities, performance or achievements. Our actual results could differ materially from these forward-looking statements for many reasons, including as a result of those risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement. Important factors, among others, that may affect our actual results include:

•	changes in the expense and revenue estimates used in our percentage-of-completion method of accounting;

•	any suspension of or prohibition on our contracting with the Federal government;

•	changes in Federal funding that affect our projects;

•	changes in priorities in the Federal government due to military transformation and planning and/or the nature of war-related activity;

•	the ability of the Federal government to terminate contracts, in whole or in part, without prior notice, for convenience;

•	the time and expense of the Federal government’s competitive bidding process;

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•	environmental regulation at the Federal, state and local levels;

•	regulation by the Federal Aviation Administration under the provisions of the Federal Aviation Act of 1958, as amended;

•	reliance on subcontractors to perform a portion of the services that we must provide to our customers;

•	increased costs on our fixed price contracts;

•	differences between contract value and revenue received with respect to our backlog;

•	our ability to attract and retain highly qualified senior officers and engineers;

•	our ability to obtain sufficient credit lines;

•	the cyclical nature of the commercial aerospace industry; and

•	the unpredictable nature of new programs and new technologies.

We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of shelf securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, debt repayment or acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

We will not receive any of the proceeds from the sale of resale shares by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	For the Fiscal Year Ended December 31,
	2011	2010	2009	2008	2007
Total earnings	$11,231,321	$811,435	$6,242,556	$4,030,707	$3,199,573

Fixed charges	$692,393	$268,539	$381,549	$177,094	$182,677

Ratio of earnings to fixed charges	16.22	3.02	16.36	22.76	17.51

The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expensed and the interest element of rentals.

We had no shares of preferred stock outstanding for any period presented.

SELLING SHAREHOLDERS

The selling shareholders may sell a total of up to 817,167 shares of our common stock, the “resale shares,” under this prospectus.

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The selling shareholders include our executive officers and directors and an affiliate of one of our directors (Crescendo Partners II, L.P. Series L (“Crescendo Partners II”)). The selling shareholders (other than Crescendo Partners II) acquired their resale shares from time to time in connection with awards under our equity incentive plans and in open market purchases. Crescendo Partners II acquired its resale shares in our public offering consummated on February 19, 2003. When we refer to “selling shareholders” in this prospectus, we mean the individuals listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling shareholders for whom we are registering shares for resale to the public, the number of shares beneficially owned by them prior to this offering, the number of shares that the selling shareholders may offer pursuant to this prospectus and the number of shares and percentage of outstanding shares of common stock to be beneficially owned by them after this offering. The table is based on information provided to us by the selling shareholders. It assumes that the selling shareholders will sell all of the resale shares offered by this prospectus and will not acquire any additional shares of our common stock during the offering. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the resale shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

The percentage of common stock owned after the offering by each selling shareholder was calculated based on 7,007,719 shares of our common stock outstanding as of April 25, 2012.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Offered in the Offering	Number of Shares of Common Stock Owned After the Offering*	Percentage of Common Stock Owned After the Offering
Harvey J. Bazaar(1)	137,689	25,000	112,689	1.6%
Edward J. Fred(2)	371,339	200,000	171,339	2.4%
Douglas McCrosson(3)	78,209	50,000	28,209	0.4%
Kenneth McSweeney(4)	79,949	10,000	69,949	1.0%
Vincent Palazzolo(5)	91,995	25,000	66,995	1.0%
Walter Paulick(6)	66,319	5,000	61,319	0.9%
Eric Rosenfeld(7)	277,548	60,500	217,048	3.0%
Crescendo Partners II, L.P. Series L(8)	883,334	441,667	441,667	6.3%

*	Assumes that the selling shareholders will sell all of the resale shares offered by this prospectus. There is no assurance that the selling shareholders will sell all or any of their shares.

(1)	Mr. Bazaar is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Bazaar prior to the offering includes 112,689 common shares that Mr. Bazaar has the right to acquire upon exercise of options. Mr. Bazaar is offering 25,000 shares previously acquired upon the exercise of options.

(2)	Mr. Fred is our chief executive officer and president and a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Fred prior to the offering includes 100,000 common shares that Mr. Fred has the right to acquire upon exercise of options. Mr. Fred is offering 189,136 shares previously acquired upon the exercise of options and 10,864 shares granted to him under our equity incentive plans as part of his annual bonus.

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(3)	Mr. McCrosson is our chief operating officer. The number of shares of common stock beneficially owned by Mr. McCrosson prior to the offering includes 75,000 common shares that Mr. McCrosson has the right to acquire upon exercise of options. Mr. McCrosson is offering 50,000 of the shares subject to options.

(4)	Mr. McSweeney is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. McSweeney prior to the offering includes 45,640 common shares that Mr. McSweeney has the right to acquire upon exercise of options. Mr. McSweeney is offering 10,000 shares previously acquired upon the exercise of options.

(5)	Mr. Palazzolo is our chief financial officer. The number of shares of common stock beneficially owned by Mr. Palazzolo prior to the offering includes 75,000 common shares that Mr. Palazzolo has the right to acquire upon exercise of options. Mr. Palazzolo is offering 10,000 of the shares subject to options, 12,500 shares granted to him under our equity incentive plans as part of his annual bonus, and 2,500 shares acquired in open market purchases.

(6)	Mr. Paulick is a member of our board of directors. The number of shares of common stock beneficially owned by Mr. Paulick prior to the offering includes 45,640 common shares that Mr. Paulick has the right to acquire upon exercise of options. Mr. Paulick is offering 5,000 shares previously acquired upon the exercise of options.

(7)	Mr. Rosenfeld is our chairman of the board. The number of shares of common stock beneficially owned by Mr. Rosenfeld prior to the offering represents (a) 75,000 common shares owned individually, (b) 46,000 common shares owned as joint tenants by Mr. Rosenfeld and his wife, and (c) 156,548 common shares that Mr. Rosenfeld has the right to acquire upon exercise of options. Mr. Rosenfeld is offering all 46,000 shares owned as joint tenants by Mr. Rosenfeld and his wife, which were acquired by them in open market purchases, and 14,500 shares owned by Mr. Rosenfeld individually, which were previously acquired by him upon the exercise of options. Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(8)	Crescendo Partners II may be deemed to be controlled by Eric Rosenfeld, our chairman of the board.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms our common stock and preferred stock is subject to and qualified in its entirety by reference to our amended articles of incorporation, bylaws and the New York Business Corporation Law. We urge you to read our amended articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the New York Business Corporation Law (“NYBCL”). For information on how to obtain copies of our amended articles of incorporation and bylaws, see “Where You Can Find Additional Information.”

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Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of April 25, 2012 there were 7,007,719 shares of our common stock outstanding. In addition, as of such date, there were 680,517 shares of common stock subject to outstanding stock options. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Common shareholders have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. When the applicable consideration has been paid in accordance with the NYBCL, shares of our common stock are nonassessable. Our common stock is subject to the express terms of our preferred stock and any series thereof.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per share. As of April 25, 2012, there were no preferred shares issued or outstanding. If issued, the shares of preferred stock will have such rights and preferences as our board of directors will determine, from time to time. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock. The shares of preferred stock will be issued in series under certificates of amendment to be adopted by our board of directors. The following outlines some of the general terms and provisions of the series of preferred stock that we may issue from time to time. Additional or different terms of the series of preferred stock and the applicable certificate of amendment will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. The following summaries of material provisions of the preferred stock are subject to, and qualified in their entirety by reference to, all of the provisions of the certificate of amendment applicable to a particular series of preferred stock. We urge you to read the applicable prospectus supplements, as well as the complete certificate of amendment that contains the terms of the series of preferred stock.

The prospectus supplement relating to a particular series of preferred stock will describe the terms of that series of preferred stock and the price or prices at which we will offer the shares of that series of preferred stock. The description may include:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock;

•	whether the holders of the preferred stock have any preemptive rights;

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•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs, and any limitations on the repurchase or redemption of, or distributions to, any shares of any class of capital stock;

•	whether the terms of the preferred stock may be modified other than by the vote of a majority of the preferred stock, voting as a class; and

•	any additional rights, preferences and limitations of the preferred stock.

When issued and the applicable consideration has been paid in accordance with the NYBCL, shares of our preferred stock will be nonassessable.

Provisions of New York Law and Our Charter and Bylaws

Certain provisions of New York law and of our charter and bylaws could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. The provisions described below, and the board of directors’ right to issue shares of our preferred stock from time to time in one or more classes or series without shareholder approval, as described above, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Directors. Our board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Nominations for our board of directors may be made by our board or, in certain situations, by any holder of common stock. A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates.

Meetings. A special meeting of our shareholders may be called only by our board of directors or our chairman of the board, if one has been elected, or our president. Any action required or permitted to be taken by a vote of our shareholders may be taken without a meeting by written consent, except that such written consent must be signed by the holders of all of the shares entitled to vote thereon.

New York anti-takeover law. We are subject to certain “business combination” provisions of Section 912 of the NYBCL and expect to continue to be so subject if and for so long as we have a class of securities registered under Section 12 of the Exchange Act. Section 912 provides, with certain exceptions, that a New York corporation may not engage in a “business combination” (e.g., merger, consolidation, recapitalization or disposition of stock) with any “interested shareholder” for a period of five years from the date that such person first became an interested shareholder unless the business combination or the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder. Furthermore, no New York corporation may engage at any time in any business combination with an interested shareholder other than (i) a business combination that is approved by the board of directors of the corporation prior to that person becoming an interested shareholder, or where the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder; (ii) a business combination that is approved by a majority of the outstanding stock not held by the interested shareholder or an affiliate of the interested stockholder at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date; or (iii) the business combination that meets certain valuation requirements for the consideration paid.

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An “interested shareholder” is defined as any person who (a) is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or (b) is an affiliate or associate of a corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. The “stock acquisition date,” with respect to any person and any New York corporation, means the date that such person first becomes an interested shareholder of such corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, and can be reached at (800) 937-5449. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common or preferred stock or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and/or terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the amount and price of securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

•	if applicable, information relating to book-entry procedures;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of the underlying securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

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The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

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o	pay dividends and make distributions in respect of our capital stock;

o	redeem capital stock;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with shareholders and affiliates; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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•	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

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•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies or other property for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material Federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

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Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities, and the selling shareholders may sell the resale shares, from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of these methods.

Registration of the shelf securities and resale shares covered by this prospectus does not mean, however, that the securities will necessarily be offered or sold.

Shelf securities and resale shares may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

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For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

•	the name or names of any agents or underwriters;

•	the amount of securities underwritten or purchased by any underwriter;

•	the initial public offering price;

•	the amounts of any commissions discounts paid or allowed to any agents or underwriters;

•	the proceeds we will receive;

•	any other items constituting underwriters’ compensation;

•	any discounts, commissions or concessions allowed or paid to dealers;

•	the material terms of any agreement with any underwriters or agents; and

•	any securities exchanges on which the securities may be listed.

Shelf securities and resale shares may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities and resale shares may be offered to purchasers directly or through agents designated by us or the selling shareholders from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Shelf securities and resale shares may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sales of the securities.

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We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any selling shareholders, underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents and underwriters may be entitled to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us or resale shares from the selling shareholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers or customers of the selling shareholders, engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the common stock, which is quoted on the NYSE Amex, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

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All costs, expenses and fees associated with the registration and distribution of shelf securities and resale shares (other than underwriting discounts and commissions, placement agent fees and similar compensation) will be borne by us. Underwriting discounts and commissions, placement agent fees or similar compensation will be borne by us and any selling shareholders on a pro rata basis.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of J.H. Cohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 14, 2012);

•	Current Reports on Form 8-K dated March 7, 2012 (filed on March 7, 2012) and March 9, 2012 (filed on March 12, 2012);

•	Proxy Statement filed April 30, 2012, used in connection with the annual meeting of shareholders on June 12, 2012; and

•	Registration Statement on Form 8-A, dated September 1, 2000 (filed on September 1, 2000), registering our common stock, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

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Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to CPI Aerostructures, Inc., Attention: Investor Relations, 91 Heartland Boulevard, Edgewood, New York 11717.

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               Shares

CPI Aerostructures, Inc.

Common Stock

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Prospectus Supplement

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Sole Book-Running Manager

Roth Capital Partners

Co-Managers

EarlyBirdCapital, Inc.	Noble Financial Capital Markets

              , 2012